NICOR Inc.
                                                                 Form 10-K/A
                                                                 Exhibit 23.02





              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference of our reports on the financial statements of the NI-Gas Savings Investment Plan and the NI-Gas Thrift Plan, dated June 27, 1996, included in NICOR Inc.'s Form 10-K/A, Amendment No. 1, for the year ended December 31, 1995, into the company's previously filed Form S-3 Registration Statement in connection with the NICOR Automatic Dividend Reinvestment and Stock Purchase Plan (No. 33-56871), and Form S-8 Registration Statements in connection with the NICOR Employee Stock Purchase Plan (No. 33-1732), the NI-Gas Savings Investment Plan (No. 33-56867), the NI-Gas Thrift Plan
(No. 33-60689) and the NICOR 1989 Long-Term Incentive Plan (No. 33-31029).




                                          ARTHUR ANDERSEN LLP
                                          ARTHUR ANDERSEN LLP


Chicago, Illinois
June 27, 1996